UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 8, 2020

GARTNER, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14443	04-3099750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 10212

56 Top Gallant Road

Stamford, CT 06902-7747

(Address of Principal Executive Offices, including Zip Code)

(203) 316-1111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0005 par value per share	IT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The 2020 Annual Meeting of Stockholders of Gartner, Inc. (the “Company”) was held on June 8, 2020. With respect to the three proposals put before the stockholders, the voting results were as follows:

Proposal 1 – Election of ten nominees to the Company’s Board of Directors:

Name	For	Against	Abstain	Broker Non- Votes
Peter E. Bisson	78,957,941	544,264	34,088	3,660,365
Richard J. Bressler	77,962,874	1,537,690	35,729	3,660,365
Raul E. Cesan	76,659,925	2,842,430	33,938	3,660,365
Karen E. Dykstra	78,401,206	868,407	266,680	3,660,365
Anne Sutherland Fuchs	74,788,946	4,480,698	266,649	3,660,365
William O. Grabe	71,883,521	7,621,672	31,100	3,660,365
Eugene A. Hall	78,886,562	618,139	31,592	3,660,365
Stephen G. Pagliuca	78,263,451	1,241,495	31,347	3,660,365
Eileen Serra	79,243,710	263,144	29,439	3,660,365
James C. Smith	75,448,205	3,822,456	265,632	3,660,365

Proposal 2 – Approval, on an advisory basis, of the compensation of the Company’s named executive officers:

Votes For	75,507,263
Votes Against	3,989,543
Abstentions	39,487
Broker Non-Votes	3,660,365

Proposal 3 – Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year:

Votes For	81,383,914
Votes Against	1,784,006
Abstentions	28,738

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.

Date: June 11, 2020	By:	/s/ Craig W. Safian
Craig W. Safian Executive Vice President and Chief Financial Officer